EXHIBIT 10.61(a)

PROMISSORY NOTE

$25,000,000	August 31, 2004
San Diego, California

FOR VALUE RECEIVED, the undersigned PRICESMART INC., a Delaware corporation, (the “Borrower”), promises to pay to THE PRICE GROUP, LLC, a California limited liability company, (the “Lender”) or order, at 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037, or such other address as may be directed in writing, the principal sum of Twenty Five Million Dollars ($25,000,000), together with interest thereon at a rate of eight percent (8%) per annum, computed from the date hereof on the basis of a three hundred sixty-five (365) day year, actual days elapsed.

1. Payment of Principal and Interest. All unpaid principal and accrued unpaid interest shall be due and payable in full two (2) years from the date hereof (the “Maturity Date”).

2. Credit of Payments. Each payment under this Note shall be credited in the following order: (a) costs, fees, charges and advances paid or incurred by Lender and for which the Borrower is obligated under the terms herein; (b) interest payable under this Note; and (c) principal under this Note. All installments of principal and interest of this Note shall be payable in lawful money of the United States of America. Checks constitute payment only when collected.

3. Prepayment. The Borrower may prepay in whole, or from time to time in part, and without any premium or penalty therefor, the principal amount hereof then remaining unpaid, together with accrued unpaid interest on this Note. Any such prepayment shall be applied first to accrued unpaid interest on this Note and the balance to principal due hereunder.

4. Interest and Default. From and after the Maturity Date the entire unpaid principal balance and accrued unpaid interest shall automatically bear an annual interest rate equal to the lesser of: (a) twelve percent (12%) per annum or (b) the maximum interest rate allowed by law; in lieu of the rate provided above herein.

6. Late Charge. Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower therefore agrees that, if any payment due under this Note is not made within ten (10) days when due, a charge of three cents ($.03) for each dollar ($1.00) that is not paid when due would be a reasonable estimate of expenses so incurred (the “Late Charge”). If any payment is not received within ten (10) days when due, Borrower shall pay the Late Charge to Lender (without prejudicing or affecting any other rights or remedies of Lender) as liquidated damages to cover expenses incurred in handling such delinquent payment.

7. Attorney Fees. Borrower agrees to pay the following costs, expenses, and attorney fees paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and attorney fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; (b) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note; and (c) costs of suit and such sum as the court may adjudge as attorney fees in any action to enforce payment of this Note or any part of it.

8. Waiver. Borrower, endorsers, and all other persons liable or to become liable on this Note waive presentment, protest, and demand; notice of protest, demand, and dishonor; and all other notices or matters of a like nature.

9. Usury. All agreements between Borrower and Lender are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note or any other agreement pertaining to this Note, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

10. Forbearance Not a Waiver. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any Lender rights or of any breach, default, or failure of condition under this Note. No waiver by Lender of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

11. Binding Effect. This Note inures to and binds the heirs, legal representatives, successors, and assigns of Borrower and Lender.

12. Severability. If any provision of this Note, or the application of it to any party or circumstance, is held void, invalid, or unenforceable by a court of competent jurisdiction, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance.

13. Time is of the Essence. Time is of the essence with respect to all obligations of Borrower under this Note.

14. Waiver of Jury Trial. LENDER AND BORROWER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED ON, ARISING FROM, OR RELATED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE, IN ANY ACTION, PROCEEDING, OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS NOTE. THIS WAIVER SHALL APPLY TO ANY FUTURE AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE.

15. Governing Law. This Note shall be construed and enforceable according to the laws of the State of California.

Executed as of the date first written above.

BORROWER

PriceSmart Inc.

By	/s/ John Heffner
Chief Financial Officer

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